UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Teucrium Commodity Trust
(Exact name of registrant as specified in its charter)

Delaware	27-6715889
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

232 Hidden Lake Road, Building A Brattleboro, VT	05301
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common units of Teucrium Soybean Fund, a series of the Registrant	NYSE Arca Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-167590

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant's Securities to be Registered

The securities to be registered hereby are units of Teucrium Soybean Fund (the “Fund”), a series of the Registrant.  The description of the units of the Fund set forth in the Teucrium Commodity Trust Registration Statement on Form S-1 (File No. 333-167590) filed with the Securities and Exchange Commission on June 3, 2011, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein.  Any form of prospectus or prospectus supplement to the Registration Statement that includes such description and is subsequently filed is hereby also incorporated by reference herein.

Item 2.	Exhibits

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1	Teucrium Commodity Trust Form S-1 Registration Statement, as amended (File No. 333-167590), filed with the Securities and Exchange Commission on June 3, 2011 (incorporated herein by reference).
2
Form of Second Amended and Restated Declaration of Trust and Trust Agreement, incorporated herein by reference to Exhibit 3.1 to Teucrium Commodity Trust Form S-1 Registration Statement (File No. 333-167593) filed on September 7, 2010.

3	Certificate of Trust of Teucrium Commodity Trust, incorporated herein by reference to Exhibit 3.2 to the initial Teucrium Commodity Trust Form S-1 Registration Statement filed on September 21, 2009.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:

Teucrium Commodity Trust

By:	Teucrium Trading, LLC, as Sponsor

	By:	/s/ Dale Riker
Dale Riker
Treasurer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
1	Teucrium Commodity Trust Form S-1 Registration Statement, as amended (File No. 333-167590), filed with the Securities and Exchange Commission on June 3, 2011 (incorporated herein by reference).
2
Form of Second Amended and Restated Declaration of Trust and Trust Agreement, incorporated herein by reference to Exhibit 3.1 to Teucrium Commodity Trust Form S-1 Registration Statement (File No. 333-167593) filed on September 7, 2010.

3	Certificate of Trust of Teucrium Commodity Trust, incorporated herein by reference to Exhibit 3.2 to the initial Teucrium Commodity Trust Form S-1 Registration Statement filed on September 21, 2009.